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                                                                    EXHIBIT 21.1

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            WORLDWIDE SUBSIDIARY LIST

                                                      PERCENTAGE  STATE/COUNTRY OF
                                                       OWNERSHIP   INCORPORATION
Fairchild Semiconductor Corporation                      100%        Delaware
Fairchild Semiconductor Corporation of California        100%        Delaware
Fairchild Semiconductor Limited                          100%        United Kingdom
Fairchild Semiconductor GmbH                             100%        Germany
Fairchild Semiconductor Srl                              100%        Italy
Fairchild Semiconductor Japan Ltd.                       100%        Japan
Fairchild Semiconductor Hong Kong Limited                100%        Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited     100%        Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd.           100%        Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.             100%        Malaysia
Fairchild Korea Semiconductor Ltd.                       100%        South Korea
Fairchild Korea Trading Company                          100%        South Korea
Kota Microcircuits, Inc.                                 100%        Colorado
Fairchild Semiconductors de Mexico S.de R.L. de C.V.     100%        Mexico
Fairchild Semiconductor S.A.S.                           100%        France
QT Optoelectronics, Inc.                                 100%        Delaware
QT Optoelectronics                                       100%        California
Fairchild Semiconductor (Optoelectronics) Sdn. Bhd.      100%        Malaysia
QT Optoelectronics (S) Pte. Ltd.                         100%        Singapore
Fairchild Semiconductor (Wuxi) Co. Ltd.                  100%        P.R. China
Fairchild Semiconductor Mauritius Ltd.                   100%        Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.         100%        Mauritius
Fairchild Semiconductor Mauritius (Consultancy) Ltd.     100%        Mauritius
Fairchild Semiconductor (Suzhou) Co., Ltd.               100%        P.R. China
Fairchild Semiconductor (Shanghai) Co.,Ltd.              100%        P.R. China
Fairchild Semiconductor (Philippines), Inc.              100%        Philippines


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